Exhibit 99.1

PRESS RELEASE

PIERIS PHARMACEUTICALS APPOINTS JULIAN ADAMS, Ph.D.,

TO ITS BOARD OF DIRECTORS

Dr. Adams brings extensive oncology drug discovery and development experience to Pieris board

BOSTON, MA, July 26, 2016 – Pieris Pharmaceuticals, Inc. (NASDAQ:PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer and other diseases, announced today that Julian Adams, Ph.D., has joined the Company’s Board of Directors, bringing the total number of directors to six.

Dr. Adams has served since 2007 as the President of Research and Development at Infinity Pharmaceuticals, where he has held several roles since joining the company in 2003, including Chief Scientific Officer, and currently leads the full spectrum of Infinity’s drug discovery, preclinical and clinical development, and regulatory affairs activities. During his career, Dr. Adams has had global responsibility for multiple drug discovery programs, including the successful discovery and development of Velcade® (bortezomib), a proteasome inhibitor for cancer therapy, and the drug Viramune® (nevirapine) for HIV. Dr. Adams has received many awards, including the 2012 Warren Alpert Foundation Prize for his role in the discovery and development of bortezomib, the 2012 C. Chester Stock Award Lectureship from Memorial Sloan-Kettering Cancer Center, and the 2001 Ribbon of Hope Award for Velcade® from the International Myeloma Foundation. Dr. Adams is an inventor on more than 40 patents and has authored over 100 papers and book chapters in peer-reviewed journals.

Commenting on the announcement Dr. Adams stated, “I am very excited to join the Pieris board and look forward working with the entire team. I believe Pieris’ Anticalin protein technology is very exciting and highly differentiated, having led to the generation of several novel multispecific immuno-oncology drug candidates.”

“It is a great pleasure to welcome Dr. Adams to the Pieris board,” said Stephen Yoder, President and CEO of Pieris, “He brings extensive experience in the discovery and development of a wide variety of oncology compounds, including Velcade® and he will be a tremendous asset to our board and to our management team.”

About Pieris

Pieris Pharmaceuticals is a clinical stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor micro-environment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of protein therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information visit www.pieris.com.

Company Contact:

Pieris Pharmaceuticals, Inc.

Darlene Deptula-Hicks

SVP & Chief Financial Officer

1-603-553-5803

deptula@pieris.com

Investor Relations Contact:

The Trout Group

Thomas Hoffmann

1-646-378-2931

thoffmann@troutgroup.com

Media Inquiries:

Gretchen Schweitzer

+49 172 861 8540

gschweitzer@macbiocom.com

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s Quarterly Reports on Form 10-Q.

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